                         REVISED AND RESTATED SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                EFFECTIVE 8-1-00
                      AVERAGE NET ASSETS UP TO $125 MILLION

                                                                                             MINIMUM
                                                                    BASIS POINT            BASIS POINT
NAME OF FUND      AVERAGE NET ASSETS                 BASE FEE       ANNUAL FEES            ANNUAL FEE
------------      ------------------                 --------       -----------            -----------

Green Century     Up to $50 Million                  $25,000        11.0 basis points        $40,500
Balanced Fund     $50 Million to $100 Million                       5.0 basis points
                  $100 Million to $250 Million                      3.0 basis points
                  Over $250 Million                                 1.0 basis point


Green Century     Up to $50 Million                  $25,000        11.0 basis points        $40,500
Equity Fund       $50 Million to $100 Million                       5.0 basis points
                  $100 Million to $250 Million                      3.0 basis points
                  Over $250 Million                                 1.0 basis point





                      AVERAGE NET ASSETS OVER $125 MILLION


                                                                                            MINIMUM
                                                                    BASIS POINT            BASIS POINT
NAME OF FUND      AVERAGE NET ASSETS                 BASE FEE       ANNUAL FEES            ANNUAL FEE
------------      ------------------                 --------       -----------            -----------

Green Century     Up to $50 Million                     $0          13.0 basis points        $40,500
Balanced Fund     $50 Million to $100 Million                       7.0 basis points
                  $100 Million to $250 Million                      5.0 basis points
                  Over $250 Million                                 2.0 basis point

Green Century     Up to $50 Million                     $0          13.0 basis points        $40,500
Equity Fund       $50 Million to $100 Million                       7.0 basis points
                  $100 Million to $250 Million                      5.0 basis points
                  Over $250 Million                                 2.0 basis point


The minimum annual fee is subject to an automatic annual escalation of 5%. Fees shall be paid for each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund. Sunstone will notify the Trust of each such escalation but no amendment of this Schedule A shall be required. Green Century Capital shall also pay/reimburse the Sub-Administrator's out-of-pocket expenses as provided in the Agreement. The foregoing fee schedule assumes a single class of shares and a non-calendar fiscal year-end for each Fund. Any additional services requested by Green Century Capital and agreed to by the parties beyond those specified in the Agreement will be subject to additional fees.